                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            U.S. TRUST CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                U.S. TRUST CORPORATION
                114 WEST 47TH STREET, NEW YORK, NEW YORK 10036
                (212) 852-1000

[LOGO]          Notice of
                Annual Meeting
                of Shareholders

                DATE:  Tuesday, April 28, 1998

                TIME:  10:00 a.m.

                PLACE:  U.S. Trust Auditorium
                        114 West 47th Street
                        New York, N.Y. 10036

                ITEMS OF BUSINESS

                -- Election of six directors to hold office for a term expiring in 2001

                -- Ratification of the appointment of Coopers & Lybrand L.L.P.
                   as independent auditors

                -- Any other matters that may properly come before the meeting or any adjournment thereof

                RECORD DATE

                Holders of Common Shares at the close of business on March 10, 1998 are entitled to vote at the meeting and at any adjournment thereof.

                Dated: March 16, 1998

                Carol A. Strickland
                Secretary

                IT IS IMPORTANT THAT YOUR COMMON
                SHARES BE REPRESENTED AND VOTED AT
                THE MEETING. PLEASE USE THE
                TOLL-FREE TELEPHONE NUMBER ON THE
                ENCLOSED PROXY CARD OR MARK, SIGN,
                DATE AND PROMPTLY RETURN THE
                ENCLOSED PROXY CARD IN THE RETURN
                ENVELOPE PROVIDED. ANY PROXY MAY BE
                REVOKED IN THE MANNER DESCRIBED IN
                THE ACCOMPANYING PROXY STATEMENT AND
                DOES NOT AFFECT A SHAREHOLDER'S
                RIGHT TO VOTE IN PERSON.

U.S. TRUST CORPORATION

Proxy
Statement

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Corporation and at any adjournment thereof. Your vote is important. For this reason, the Board of Directors is requesting that you allow your Common Shares to be represented and voted at the Annual Meeting by the Proxies named in the enclosed proxy card. "We", "our" and the "Corporation" each refers to U.S. Trust Corporation. "U.S. Trust" refers to the Corporation's principal subsidiary, United States Trust Company of New York (the "Trust Company") and its affiliates, including the Corporation. A proxy may be revoked by a shareholder at any time prior to the time the shares are actually voted. Proxies may be revoked either by written notice to the Corporation, by submission of a subsequent proxy or by voting in person at the Annual Meeting.

This proxy statement and the accompanying form of proxy are first being sent to shareholders on or about March 16, 1998.

You are entitled to vote your Common Shares if our records show that you held your shares as of March 10, 1998, the record date. On the record date, there were 18,917,014 Common Shares of the Corporation outstanding and entitled to be voted at the Annual Meeting.

INFORMATION ABOUT VOTING

Each Common Share has one vote. The enclosed proxy card shows the number of Common Shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Shareholders of record may vote using the toll-free number listed on the proxy card or they may mark, sign, date and mail their proxies in the postage-paid envelope provided. If your Common Shares are held by a broker, bank or other nominee, you will receive instructions from them, including possibly instructions to vote by telephone, which you must follow in order to have your shares voted. When you use the telephone system, the system verifies that you are a shareholder through the use of a unique Control Number which is assigned to you. The procedure allows you to instruct the Proxies how to vote your Common Shares and to confirm that your instructions have been properly recorded.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you decide to attend in person. If your Common Shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Whether you mail or telephone your instructions, the Proxies will vote your Common Shares in accordance with those instructions. If you sign a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not now aware of any matters to be presented at the Annual Meeting other than those described in the Proxy Statement. If any other matters are properly presented, the Proxies will have discretion to vote on those matters according to their best judgment.

VOTES REQUIRED. The Annual Meeting will be held if a majority of the outstanding Common Shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions by telephone or mail, or if you attend the meeting in person, your Common Shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting. "Broker non-votes" also count for quorum purposes.

A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We do not count abstentions and broker non-votes for or against any proposal.

A plurality of votes cast is required for the election of directors. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast.

COST OF SOLICITATION. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph. We expect that a number of our employees also may solicit proxies. None of these employees will receive any additional or special compensation for doing this. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $5,500.00, plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokers, banks and other nominees for their expense in sending proxy material to their principals and obtaining their proxies.

BENEFICIAL OWNERSHIP

The following table contains information as of the close of business on February 27, 1998 concerning beneficial ownership of Common Shares by

     - owners of more than 5% of the outstanding Common Shares;

     - the Trust Company and its affiliates;

     - directors, executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Beneficial ownership involves sole voting and dispositive power unless otherwise indicated.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                                         BENEFICIAL                  PERCENT
     TITLE OF CLASS                 BENEFICIAL OWNER                     OWNERSHIP                  OF CLASS
------------------------
Common Shares (par value    401(k) Plan and ESOP of United      3,615,004 shares (in a                   18.08
  $1 per share)             States Trust Company of New York    fiduciary capacity)(1)
                            and Affiliated Companies
                            114 West 47th Street
                            New York, New York 10036
                            GeoCapital LLC 767 Fifth Avenue     933,600 shares (with sole                 4.67
                            New York, New York 10153            dispositive power)(2)
                            David S. Gottesman 437 Madison      1,230,400 shares (with sole               6.15
                            Avenue New York, New York 10022     voting and dispositive
                                                                power)(3)
                            United States Trust Company of      1,358,974 shares (in                      6.80
                            New York and Affiliated             fiduciary and agency
                            Companies 114 West 47th Street      capacities)(4)
                            New York, New York 10036
                            H. Marshall Schwarz                 503,759(5)(6)
                            Jeffrey S. Maurer                   267,573(5)(6)(7)(8)
                            Frederick B. Taylor                 201,526(5)(6)(7)(8)
                            Paul K. Napoli                      105,303(5)(6)
                            John M. Deignan                     62,814(5)(6)
                            Eleanor Baum                        4,847(9)
                            Samuel C. Butler                    57,219(9)(10)
                            Peter O. Crisp                      12,185(9)
                            Philippe de Montebello              6,452(9)
                            Paul W. Douglas                     34,794(9)
                            Antonia M. Grumbach                 4,442(9)
                            Frederic C. Hamilton                67,135(9)
                            Peter L. Malkin                     5,327(9)
                            David A. Olsen                      2,510(9)
                            Maribeth S. Rahe                    19,398(5)
                            Philip L. Smith                     14,578(9)
                            John H. Stookey                     41,178(9)
                            Richard F. Tucker                   14,309(9)
                            Robert N. Wilson                    12,108(9)
                            Ruth A. Wooden                      4,334(9)
                            All directors and executive         1,595,921(5)-(10)                         7.98
                            officers as a group (numbering
                            23 persons)

--------------------------------------------------------------------------------

(1) These shares consist of 3,390,793 shares allocated to the individual accounts of participants in the 401(k) Plan and ESOP (the "Plan"), who have voting and dispositive power over such shares, and 224,211 shares which have not been allocated to participant accounts, as to which shares the Trust Company, as Trustee of the Plan, may be deemed to have voting and dispositive power.

(2) Information with respect to GeoCapital LLC ("GCC") has been obtained from GCC and from filings with the Securities and Exchange Commission by GCC, a registered investment adviser. Such filings disclose that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Corporation and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3) Information with respect to David S. Gottesman has been obtained from Mr. Gottesman's filings with the Securities and Exchange Commission and from First Manhattan Co., of which Mr. Gottesman is a general partner. First Manhattan Co. holds 18,980 shares in accounts of clients as to which it may be deemed to have shared voting power and 19,420 shares as to which it may be deemed to have shared dispositive power. Mr. Gottesman disclaims beneficial ownership of all such shares held in accounts of clients. Such filings further disclose that the shares acquired by Mr. Gottesman were acquired solely for investment purposes.

(4) U.S. Trust has sole voting power as to 19,554 of such shares, shared voting power as to 59,089 of such shares, sole dispositive power as to 501,675 of such shares and shared dispositive power as to 857,299 of such shares. The 224,211 shares held in the Plan which have not been allocated to participant accounts as described in footnote 1, and as to which U.S. Trust may have sole voting and dispositive power, are not included. As a matter of policy, U.S. Trust votes shares held in an agency capacity only as directed by its clients, and where it holds shares as a co-fiduciary, votes such shares as directed by the other co-fiduciaries. Shares held by U.S. Trust as sole fiduciary are not voted unless specific voting instructions are given by a donor or beneficiary pursuant to the governing trust instrument.

(5) Includes shares attributable to deferred awards under the 1989 Stock Compensation Plan and Predecessor Performance Plans and shares attributable to awards under the Executive Incentive Plan as follows: Mr. Schwarz 361,009 shares, Mr. Maurer 159,685 shares, Mr. Taylor 87,167 shares, Mr. Napoli 60,497 shares and Mr. Deignan 37,864 shares and Ms. Rahe 17,145 shares. See "Compensation of Executive Officers" below.

(6) Includes shares subject to employee stock options exercisable within 60 days of February 27, 1998 as follows: Mr. Schwarz 44,500 shares, Mr. Maurer 34,250 shares, Mr. Taylor 27,500 shares, Mr. Napoli 13,750 shares, Mr. Deignan 13,750 shares and all directors and executive officers as a group 175,000 shares.

(7) Includes 5,000 shares owned by Mr. Maurer's wife, and 7,978 shares owned by Mr. Taylor's wife, with respect to which the director in each case disclaims beneficial ownership.

(8) Includes 7,968 shares held in the Maurer family limited partnership and 540 shares held in a trust of which Mr. Taylor is sole trustee and in which he has a beneficial interest.

(9) Includes shares attributable to deferred compensation under the Board Members' Deferred Compensation Plan as follows: Dr. Baum 2,847 shares, Mr. Butler 39,618 shares, Mr. Crisp 9,385 shares, Mr. de Montebello 1,452 shares, Mr. Douglas 29,719 shares, Ms. Grumbach 442 shares, Mr. Hamilton 4,085 shares, Mr. Malkin 1,527 shares, Mr. Olsen 110 shares, Mr. Smith 1,578 shares, Mr. Stookey 3,178 shares, Mr. Tucker 6,259 shares, Mr. Wilson 577 shares and Ms. Wooden 1,934 shares. See "Directors' Compensation" below.

(10) Includes 2,500 shares held in a trust of which Mr. Butler is trustee and 9,829 shares held in a trust in which he has a beneficial interest.

Other than as set forth above, management of the Corporation is aware of no person who, on the record date, was the beneficial owner of more than 5% of the Corporation's outstanding Common Shares.

I ELECTION OF DIRECTORS

Six directors of the Corporation are to be elected at the Annual Meeting to serve for a three-year term expiring at the Corporation's annual meeting in the year 2001 and, in each case, to serve until their successors have been elected and qualified, or until his or her death, resignation or retirement.

The Corporation expects each nominee to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees proposed by the Board of Directors unless the Board chooses to reduce the number of directors to be elected. All of the nominees are now directors of the Corporation. All directors of the Corporation are also directors of the Trust Company and serve parallel terms on both Boards.

The following table contains information regarding the nominees and other directors whose terms of office will continue after the Annual Meeting. The year indicated in each biography is the year since which each nominee has been continuously a director of the Corporation or of its predecessor corporation. The age indicated in each biography is as of April 28, 1998. Information about share ownership can be found in the table of Beneficial Ownership beginning on page 3.

Nominees

                                                                                               FIRST
                                                       PRINCIPAL OCCUPATION AND                BECAME
               NAME                 (AGE)                 BUSINESS EXPERIENCE                 DIRECTOR
------------------------------------------------------------------------------------------------------
TERM EXPIRES IN 2001

Samuel C. Butler                    (68)     Partner in Cravath, Swaine & Moore (law firm)      1972

Mr. Butler joined the law firm of Cravath, Swaine & Moore in 1956 and was elected a partner of the firm in 1960. He is also a director of Ashland Inc. and Millipore Corporation. Mr. Butler is a trustee of the New York Public Library and of the Culver Educational Foundation.

Paul W. Douglas                     (71)     Retired Chairman of the                            1978
                                             Board of The Pittston
                                             Company (coal mining,
                                             transportation and
                                             security services)

Mr. Douglas retired as chairman of the board and chief executive officer of The Pittston Company in
September 1991. Prior to joining Pittston in January 1984, he had been associated with
Freeport-McMoRan Inc. following the merger of Freeport Minerals Company and McMoRan Oil and Gas
Company in April 1981. Formerly, he was director of the internal finance section of the ECA Mission to
France. Mr. Douglas is also a director of New York Life Insurance Company and Phelps Dodge
Corporation. He is a trustee of The International Center for the Disabled and of St. Luke's-Roosevelt
Hospital.

Maribeth S. Rahe                    (49)     Vice Chairman of the Board                         1997
                                             of the Corporation and the
                                             Trust Company

Prior to joining U.S. Trust as vice chairman, Ms. Rahe was with Harris Bank serving as vice chair of the board from 1995 and as senior executive vice president from 1994, executive vice president
1991-1994 and senior vice president 1988 -1991. She was also with Harris Bank from 1974 to 1980. From
1980 to 1988, she held various positions with Morgan Guaranty Trust Company and J.P. Morgan Investment
Management in London and New York. Ms. Rahe is a director of Trustmark Insurance Company and
Pasquinelli Construction Company. She has served as chairman of the Private Banking Section of the
American Bankers Association. Ms. Rahe also serves on the boards of Rush-Presbyterian-St. Luke's
Medical Center and the Foundation Board of the Committee of 200.

                                                                                               FIRST
                                                       PRINCIPAL OCCUPATION AND                BECAME
               NAME                 (AGE)                 BUSINESS EXPERIENCE                 DIRECTOR
------------------------------------------------------------------------------------------------------
H. Marshall Schwarz                 (61)     Chairman of the Board and                          1977
                                             Chief Executive Officer of
                                             the Corporation and the
                                             Trust Company

Mr. Schwarz joined the Trust Company in 1967 after a seven-year association with Morgan Stanley & Co.
In 1972, he was elected a senior vice president and head of the Banking Division. He was elected executive vice president and chief operating officer of the Trust Company's Bank Group in 1977 and chief operating officer of the Asset Management Group in 1979. Mr. Schwarz served as president of the
Corporation and the Trust Company from June 1986 through January 1990 and became chairman and chief executive officer effective February 1, 1990. He is also a director of Atlantic Mutual Companies and
Bowne & Co., Inc. Mr. Schwarz is a trustee and former chairman of the board of the American Red Cross in Greater New York and a director of the United Way of New York City. He is a trustee of Teachers
College-Columbia University and the Camille and Henry Dreyfus Foundation, Inc. and is president of the board of trustees of Milton Academy.

Philip L. Smith                     (64)     Corporate Director and Trustee                     1987

Mr. Smith was chairman of the board and director of the Golden Cat Corporation from November 1990 to
July 1, 1995. He was chairman of the board, president and chief executive officer of The Pillsbury
Company from August 1988 through January 1989. Formerly, he had been associated with General Foods
Corporation for over 20 years, serving in his final position as chairman of General Foods and director of Philip Morris Companies, Inc. Mr. Smith is also a director of Whirlpool Corporation and Ecolab
Corporation. He is vice chairman of the Bishops Foundation and trustee of the Guardian of Dreams
Foundation.

Ruth A. Wooden                      (51)     President & Chief Executive                        1994
                                             Officer of The Advertising
                                             Council, Inc. (not-for-profit
                                             public service advertising)

Ms. Wooden became president and chief executive officer of The Advertising Council in August 1987.
Prior to joining The Advertising Council, she was employed with NW Ayer, Inc. for eleven years. Ms.
Wooden serves as a trustee of The Edna McConnell Clark Foundation, director of CARE, USA, and a director of Replication and Program Strategies, Inc. Ms. Wooden serves as an advisor to the Columbia
Health Sciences Advisory Council and the Harvard University Initiative on Social Enterprise.

Directors Continuing in Office

TERM EXPIRES IN 2000

Peter O. Crisp                      (65)     Retired Chairman of Venrock, Inc.                  1992
                                             (venture capital)

Mr. Crisp retired in September 1997 after serving as general partner of Venrock Associates from 1969 and chairman of Venrock, Inc. from 1995. He continues as an advisor to the Rockefeller family as a director of Rockefeller Financial Services Inc. Mr. Crisp is also a director of Acadia Risk
Management, Inc., American Superconductor Corporation, Evans & Sutherland Computer Corp., Novacare,
Inc., Thermedics Inc., ThermoElectron Corp., ThermoPower Corporation and ThermoTrex Corp. Mr. Crisp
serves as a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center, Memorial
Hospital for Cancer and Allied Diseases and Sloan-Kettering Institute for Cancer Research. He is a
trustee of North Shore Long Island Jewish Health System and of The Teagle Foundation.

                                                                                               FIRST
                                                       PRINCIPAL OCCUPATION AND                BECAME
               NAME                 (AGE)                 BUSINESS EXPERIENCE                 DIRECTOR
------------------------------------------------------------------------------------------------------
Antonia M. Grumbach                 (54)     Partner in Patterson, Belknap,                     1991
                                             Webb & Tyler LLP (law firm)

Ms. Grumbach joined the law firm of Patterson, Belknap, Webb & Tyler LLP in 1971 and became a partner of the firm in 1979. She is vice chairman of the board of trustees of the William T. Grant Foundation, a trustee of Teachers College-Columbia University and of Milton Academy and a director of The Henfield
Foundation. Ms. Grumbach also served as an initial member of the Board of Advisors of the New York
University program on philanthropy and the law.

Frederic C. Hamilton                (70)     Chairman of the Board of The                       1972
                                             Hamilton Companies
                                             (investments and venture capital)

Mr. Hamilton serves as chairman of The Hamilton Companies and chairman of the board of Tejas Gas
Corporation. He is also a director of the American Petroleum Institute and a member of the National
Petroleum Council. Mr. Hamilton is chairman of the Denver Art Museum Foundation and of the Denver Art
Museum and the Graland Foundation, and a trustee of the Boy's Club Foundation and the Boy Scouts of
America Denver Foundation. Mr. Hamilton is also a director of numerous private companies.

Jeffrey S. Maurer                   (50)     President of the Corporation                       1989
                                             and the Trust Company

Mr. Maurer joined the Trust Company in 1970 and was made manager of the Asset Management and Private
Banking Group in 1988. He was elected senior vice president in November 1980, executive vice president in May 1986, president effective February 1990 and chief operating officer in December of 1994. Mr.
Maurer is a trustee of Alfred University, a director and treasurer of The Children's Health Fund, a director of The Hebrew Home for the Aged and the Riverdale Terrance Housing Fund Developmental
Company, Inc., a member of the Advisory Board of The Salvation Army of Greater New York, and a
director of the North Shore Long Island Jewish Health System.

David A. Olsen                      (60)     Retired Chairman of the Board and                  1997
                                             Chief Executive Officer of
                                             Johnson & Higgins (insurance
                                             broker/benefit consulting firm)

Mr. Olsen was associated with Johnson & Higgins for over 30 years, in sales, client work, international and office management. After the merger of Johnson & Higgins with Marsh & McLennan, Inc.
in June 1997, Mr. Olsen served as vice chairman of Marsh & McLennan until his retirement at year-end.
Prior to the merger, he had been a partner of Johnson & Higgins from 1980 and chairman and chief executive officer from 1990. Mr. Olsen is a director of Marsh & McLennan Companies and Trident Corp.
He is a trustee of Bowdoin College, director of the New York City Partnership and United Way of New
York City, a director of Sharon Hospital and vice chairman and director of the South Street Seaport
Museum.

Richard F. Tucker                   (71)     Retired Vice Chairman of the                       1983
                                             Board of Mobil Corporation
                                             (petroleum and chemicals)

Mr. Tucker joined Mobil Corporation in 1961 and retired as vice chairman in May 1991. He was a director of Mobil from 1971, and president and chief operating officer of Mobil Oil Corporation from
1986 until his retirement. Mr. Tucker is trustee emeritus of Cornell University and a life member of the Board of Overseers of Cornell Medical College. He is also a trustee of the Aldrich Museum of
Contemporary Art and The Teagle Foundation. Mr. Tucker is a member of the National Academy of
Engineering, The Council on Foreign Relations, Inc. and the Woods Hole Oceanographic Institution.

                                                                                               FIRST
                                                       PRINCIPAL OCCUPATION AND                BECAME
               NAME                 (AGE)                 BUSINESS EXPERIENCE                 DIRECTOR
------------------------------------------------------------------------------------------------------
TERM EXPIRES IN 1999

Eleanor Baum                        (58)     Dean of Engineering at                             1994
                                             The Cooper Union for the Advancement of
                                             Science & Art

Eleanor Baum became dean of engineering at Cooper Union in 1987. Prior to that, she was dean at Pratt
Institute in Brooklyn and worked as an engineer in the aerospace industry. Dr. Baum is also a director of Allegheny Power Systems, Inc. and Avnet, Inc. She is the past president of the American Society for
Engineering Education and vice chairman of the Board of Governors of the New York Academy of Sciences.
Dr. Baum is director and president of the Accreditation Board for Engineering & Technology,
chairperson of the Association of Engineering Schools, New York State, and an advisory board member at
Duke University, Rice University and the U.S. Merchant Marine Academy. She is a commissioner of the
Engineering Manpower Commission and a fellow of the Institute of Electrical & Electronic Engineers.

Philippe de Montebello              (61)     Director of the Metropolitan                       1983
                                             Museum of Art

Mr. de Montebello has been associated with the Metropolitan Museum of Art since 1963, serving as associate curator for European paintings from 1963 to 1969, vice director for curatorial and educational affairs from 1974 to 1977 and as director since 1978. In the interim of his duties at the
Metropolitan, Mr. de Montebello served as director of the Museum of Fine Arts in Houston from 1969 to
1974. He is a member of the Advisory Board of the Skowhegan School of Painting and Sculpture and the
Columbia University Advisory Council-Departments of Art History and Archaeology. Mr. de Montebello is
a trustee of the New York University Institute of Fine Arts and the American Federation of Arts.

Peter L. Malkin                     (64)     Chairman of Wien & Malkin LLP (law firm)           1992

Mr. Malkin joined the predecessor law firm of Wien & Malkin LLP in 1958 and became a partner in the firm in 1962. He is also chairman of W & M Properties, Inc. and is a general partner in the ownership of several New York City buildings, including the Empire State Building, the Graybar Building, the
Lincoln Building, 1185 Avenue of the Americas and The International Toy Center. Mr. Malkin is founding chairman of the Grand Central Partnership and of the 34th Street Partnership, a founding director of the Fashion Center Business Improvement District, a director of the NYC Partnership and Chamber of
Commerce, a director and member of the Executive Committee of Lincoln Center for the Performing Arts,
chairman of the Dean's Council and a member of the Overseers Committee to visit The John F. Kennedy
School of Government at Harvard University and was from 1989 through 1995, a member of the Board of
Overseers of Harvard College.

                                                                                               FIRST
                                                       PRINCIPAL OCCUPATION AND                BECAME
               NAME                 (AGE)                 BUSINESS EXPERIENCE                 DIRECTOR
------------------------------------------------------------------------------------------------------
John Hoyt Stookey                   (68)     Chairman of Suburban Propane Pts.                  1989
                                             (petrochemicals and propane)

Mr. Stookey served as president of Quantum Chemical Corporation from 1975 to 1993 when Quantum was acquired by Hanson Industries, Inc. He continued as chairman of the board of Quantum, a position he held from 1986, until Suburban Propane was organized in 1995. As Chairman of Quantum, Mr. Stookey served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corp.
and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993 under the U.S.
Bankruptcy Code. Prior to joining Quantum, Mr. Stookey was president of Wallace Clark Incorporated from 1969 to 1975 and served as the U.S. Representative to both private and public banks in Mexico. He is also a director of Cyprus AMAX Minerals Co., ACX Technologies Inc. and Chesapeake Corporation. Mr.
Stookey is the founder and president of The Berkshire Choral Institute, The Wonderland Opera and of
Landmark Volunteers, chairman of Per Scholas Inc. and trustee of the Berkshire School, The Clark
Foundation and The Robert Sterling Clark Foundation. He is a member of The New York Academy of Science and a fellow of the American Institute of Chemists.

Frederick B. Taylor                 (56)     Vice Chairman of the                               1989
                                             Board and Chief Investment
                                             Officer of the Corporation
                                             and the Trust Company

Mr. Taylor joined the Trust Company in 1966. In 1980, he was elected a senior vice president and, in
1986, he was elected an executive vice president of the Corporation and chairman, Investment Policy of the Trust Company. Mr. Taylor was elected vice chairman and chief investment officer effective
February 1990. He is a member of the New York Society of Security Analysts and the Association for
Investment Management and Research. Mr. Taylor serves on the board of counselors of White Plains
Hospital and on the senior advisory board of the New York Chapter of the Arthritis Foundation.

Robert N. Wilson                    (57)     Vice Chairman of the                               1991
                                             Board of Johnson &
                                             Johnson (health care products)

Mr. Wilson joined Johnson & Johnson in 1964. He was appointed to the Executive Committee in 1983 and was elected to the board of directors in 1986. Mr. Wilson is vice chairman of the board of directors of Johnson & Johnson and is also a member of the board of directors of Amerada Hess Corporation. He is a member of the board of directors of the Pharmaceutical Research and Manufacturers Association, the
PhRMA Foundation, Inc. and is chairman of the Healthcare Institute of New Jersey. He is also a member of the board of directors of World Wildlife Fund and The Georgetown College Foundation, Inc. Mr.
Wilson is a director of The James Black Foundation in London.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers to file reports of holdings and transactions in U.S. Trust Common Shares with the Securities and Exchange Commission. Based on the Corporation's records and other information, the Corporation believes that all SEC filing requirements applicable to its directors and officers with respect to 1997 were met.

THE BOARD AND ITS COMMITTEES

The Corporation is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. Members of the Board are kept informed of the Corporation's business through discussions with the Chairman and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

During 1997, there were 10 meetings of the Board. Each director attended at least 75% of the meetings of the Board and committees on which the director served in the last year except Mr. Hamilton.

The Board has four standing committees. The following describes for each committee the functions, membership and number of meetings held during 1997.

Executive Committee -- 3 meetings in 1997

                       FUNCTIONS                                       MEMBERS
     - power to act on behalf of the Board whenever the     Samuel C. Butler
       Board is not in session except as limited by law     Philippe de Montebello
     - consider nominees for election to the Board,         Paul W. Douglas
       including any written recommendation by a            Antonia M. Grumbach
       shareholder which is mailed to the attention of      Jeffrey S. Maurer
       the Secretary                                        H. Marshall Schwarz
     - exercise general oversight of Board governance       (Chairman)
       matters                                              John H. Stookey

Audit Committee -- 5 meetings in 1997

                       FUNCTIONS                                       MEMBERS
     - review adequacy of financial controls, accounting    Samuel C. Butler
       policies and reliability of financial information    Paul W. Douglas
     - oversight of activities of internal auditor          David A. Olsen
     - review engagement and services provided by           Philip L. Smith
       independent auditor                                  John H. Stookey
     - evaluate reports of examinations of the              (Chairman)
       Corporation including regulatory examinations        Robert N. Wilson

Compensation & Benefits Committee (the "Compensation Committee") -- 3 meetings in 1997

                       FUNCTIONS                                       MEMBERS
     - determine compensation and benefits for officer-     Peter O. Crisp
       directors and other executive officers               Frederic C. Hamilton
     - review and approve compensation and benefit          Philip L. Smith
       programs                                             (Chairman)
     - oversee the benefit plan fiduciaries and plan        Robert N. Wilson
       administrators                                       Ruth A. Wooden

Corporate Responsibility Committee -- 3 meetings in 1997

                       FUNCTIONS                                       MEMBERS
     - review community reinvestment activities             Eleanor Baum
     - review policies, programs and practices in           Philippe de Montebello
       connection with equal employment and recruiting,     Antonia M. Grumbach
       safety and health, employee training, education      (Chairman)
       and assistance                                       Peter L. Malkin
     - review policies and practices relating to            Richard F. Tucker
       charitable and political contributions, ethics
       and investor relations issues

DIRECTORS' COMPENSATION

Non-employee directors receive a $15,000 cash retainer and a stock retainer of 400 Common Shares annually. In addition, $5,000 in the form of phantom share units is credited to each director's deferred compensation account per year. An attendance fee of $1,000 is paid for each meeting of the Board, the Executive Committee and the Corporate Responsibility Committee attended.

The Chairman of the Audit Committee receives an annual retainer of $12,500 and each Committee member receives an annual retainer of $10,000. The Chairman of the Compensation Committee receives an annual retainer of $10,000 and each Committee member receives an annual retainer of $7,000. All directors are reimbursed for travel and other out-of-pocket expenses incurred by them in attending Board or committee meetings.

Under the Board Members' Deferred Compensation Plan, non-employee directors may defer any or all of their cash compensation until they leave the Board. All deferrals are allocated between an interest account and a phantom share unit account (at least 50% of deferred amounts must be allocated to phantom share units). Interest accounts are credited with earnings based on four available rates of return: the Trust Company's prime rate and rates of return matching those of the Standard & Poor's 500 Index, the Lehman Bros. Government/Corporate Bond Index and the IBC's Money Fund Report First Tier Average. Deferred compensation is converted into phantom share units on the basis of the market value of a Common Share at the time of conversion. Phantom share units earn Common Share dividend equivalents which are converted into additional phantom share units on the basis of the market value of a Common Share on the relevant dividend payment date. Payouts of interest account balances are made in cash, and payouts with respect to phantom share units consist of one Common Share for each whole phantom share unit. A director's right to receive future payments under any deferred account is an unsecured claim against the Corporation's general assets.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

Membership of the Compensation Committee in 1997 is described above under "Compensation & Benefits Committee." No member of the Compensation Committee is or ever was a U.S. Trust officer or employee, or served during 1997 as an executive officer of another company on whose board a U.S. Trust executive officer serves. None of U.S. Trust's executive officers is, or in 1997 was, a member of a comparable compensation committee of a company of which any U.S. Trust director is an executive officer.

Report on Executive Compensation

The Compensation Committee is responsible for the administration of U.S. Trust's executive compensation program, with oversight review by the Boards of Directors of the Corporation and of the Trust Company. The Compensation Committee determines salary, bonus, stock options and other benefits for senior officers of U.S. Trust, in each case (other than the Chief Executive Officer) upon the recommendation of the Chief Executive Officer.

COMPENSATION STRATEGY AND PROGRAM. U.S. Trust is committed to attracting, motivating and encouraging long-term employment of high-caliber, service-oriented individuals. The Compensation Committee expects and seeks excellence in performance and uses the compensation program as a means to reward superior achievement. The Compensation Committee manages compensation to support the long-term interests of U.S. Trust and its shareholders by adhering to the following basic strategic principles:

     - Compensation at all levels will be competitive with comparable organizations and will reward employees on the basis of their performance and contribution to U.S. Trust.

     - U.S. Trust's benefits package will be competitive and designed to encourage a career commitment to U.S. Trust.

     - Total incentive compensation paid will be based on overall corporate performance; individual and unit performance will determine the allocation of the total among selected participants.

     - As an employee moves up at U.S. Trust, a larger proportion of his or her total compensation will be incentive compensation which will be influenced in large part by the market value of U.S. Trust Common Shares. Incentive compensation (including stock options) at the executive officer level could exceed by several times the executive's base salary, while for the great majority of employees, incentive compensation is unlikely to exceed their base salary. One-half or more of each executive officer's total incentive compensation is likely to be earned based on the value of U.S. Trust Common Shares.

     - The Compensation Committee believes that the performance of U.S. Trust is best when employees think like owners. Consequently, U.S. Trust encourages employee ownership of U.S. Trust Common Shares and has established an ESOP and other stock-based incentive compensation plans. Acceptance of U.S. Trust's ownership philosophy is a requirement for advancement to senior management positions; senior management will be expected over time to build and maintain significant ownership positions in U.S. Trust Common Shares.

     - In furtherance of the Corporation's stock ownership philosophy for senior management, the Compensation Committee has established specific minimum target levels of stock ownership for each of U.S. Trust's executive officers. In the case of the executive officers named in the Summary Compensation Table below, the target levels of ownership, which are expected to be achieved over a period of time, are stock having a value of eight times salary for Messrs. Schwarz, Maurer and Taylor and six times salary for Messrs. Napoli and Deignan.

Salaries for executive officers are administered to provide a level of base compensation that is competitive with that available at other high caliber institutions. Annual salary increases generally reflect improved individual performance, increased responsibilities and changes in the competitive marketplace. These factors involve subjective judgments made by the Compensation Committee and are not weighted. For competitive comparisons, the Committee compared total compensation for U.S. Trust executive officers against total compensation paid by over 50 asset management firms (banks and non-banks) to their executive officers. Total compensation for U.S. Trust's executive officers is designed, if all targets are met, to be at or somewhat above the median of total compensation levels for executives in similar positions with the comparative group of firms. Since so much of U.S. Trust's executive compensation is incentive-based, the Compensation Committee would expect to see executives' total pay well above these levels in years when performance exceeds goals and well below them when performance falls short.

Incentive compensation for the executive officers in 1997 was paid under the terms of the Executive Incentive Plan (EIP) approved by shareholders in October 1995. The compensation so payable was based on the attainment of pre-established performance goals for the period beginning on January 1, 1997 and ending on December 31, 1997. As to the corporate performance goals, the Committee determined that the pool available for awards for this period would be a percentage, ranging upward from 30%, of a Target Awards Pool of $10.5 million, depending on the level of the Corporation's diluted income per share for this period. U.S. Trust's diluted income per share for the period resulted in an awards pool equal to 118.7% of the Target Awards Pool. Individual EIP awards to the named executive officers were determined under a formula and other applicable provisions contained in the Plan. None of the awards exceeded the amount generated by applying the 118.7% award percentage to their pre-established target awards for 1997.

Long-term incentive compensation for U.S. Trust's executive officers in 1997 was provided in the form of grants of stock options under the 1995 Stock Option Plan approved by shareholders in October 1995. The grants provide for an exercise price equal to the fair market value of U.S. Trust Common Shares at the time of grant and vest 25% per year over four years. The size of each executive officer's stock option award was not based on arithmetic criteria but rather was based on the Compensation Committee's assessment of the individual's potential long-term contribution to U.S. Trust's financial results. Executive officers are strongly encouraged to hold shares obtained through the exercise of stock options consistent with U.S. Trust's general commitment to substantial stock ownership by its executives and the specific target levels of ownership established for each executive.

Under section 162(m) of the Internal Revenue Code of 1986, the amount allowable as a tax deduction for compensation paid to the chief executive officer and each of the four other highest paid officers of any publicly-held corporation generally is limited to $1 million per year for each such officer. Certain performance-based compensation is excluded from compensation subject to this deduction limit. The Committee believes that all stock options granted to the executive officers in 1997 under the 1995 Stock Option Plan qualified for the exclusion for performance-based compensation under section 162(m), as did awards made to the executive officers for 1997 under the EIP.

For 1998 and subsequent years, the Committee will endeavor to provide compensation to U.S. Trust's executive officers in amounts that will not exceed the section 162(m) tax deduction limit, to the extent the Committee believes this will be consistent with the achievement of the objectives of the Committee's compensation strategy described above. However, the Committee retains the flexibility to provide compensation to any U.S. Trust executive officer in an amount that may exceed the limit for tax deductibility under section 162(m), whenever the Committee believes that payment of such compensation may help attain the goals of the Committee's executive compensation strategy, or may otherwise be in the best interest of U.S. Trust and its shareholders.

CEO COMPENSATION FOR 1997. The base salary paid in 1997 to H. Marshall Schwarz, Chairman and Chief Executive Officer ("CEO"), was $619,231. Mr. Schwarz's salary reflected the Compensation Committee's review of competitive and internal compensation levels, as well as its belief that executive compensation should be influenced by both short and long-term operating results and should reflect both short and long-term incentives rather than salary alone.

Mr. Schwarz also received an award for 1997 under the EIP. The amount of this award to Mr. Schwarz was determined in the manner indicated in the above description of this program. In addition, Mr. Schwarz received a stock option grant for 28,000 Common Shares exercisable at a price of $47.875 per share, the market price of U.S. Trust Common Shares on February 28, 1997, the date of the grant.

In summary, the Compensation Committee believes it has a comprehensive and competitive executive compensation program with an appropriate balance between salary and short and long-term incentives and with an emphasis on stock-based compensation. It intends to continue this emphasis in the future.

                                          Respectfully submitted,

                                          Philip L. Smith, Chairman
                                          Peter O. Crisp
                                          Frederic C. Hamilton
                                          Robert N. Wilson
                                          Ruth A. Wooden

The table below shows, for the last three fiscal years, cash and other compensation paid or accrued to the CEO and the four other most highly compensated executive officers ("Named Executive Officers") for services rendered in all capacities to U.S. Trust:

Summary Compensation Table

                                   ANNUAL                        LONG-TERM
                                   COMPENSATION                  COMPENSATION
                                   ---------------------------   -------------------------------
                                                                 AWARDS                PAYOUTS
                                                       OTHER     --------------------  ---------
                                                       ANNUAL    RESTRICTED   STOCK    LONG-TERM   ALL OTHER
                                                       COMPEN-   STOCK        OPTION   INCENTIVE   COMPEN-
                                   SALARY    BONUS     SATION    AWARDS       AWARDS   PAYOUTS     SATION(3)
NAME AND PRINCIPAL POSITION  YEAR  ($)       ($)       ($)       ($)(1)       (#)      ($)(2)      ($)
------------------------------------------------------------------------------------------------------------
H.M. Schwarz                 1997  619,231   728,036      0       363,964      28,000         0     101,000
  Chairman, CEO              1996  623,077   657,572      0       328,736      35,000   758,472      24,096
                             1995  572,308   450,923      0       150,688     140,000   512,798      28,615

J.S. Maurer                  1997  485,385   514,692      0       257,308      25,000         0      57,500
  President, COO             1996  488,077   461,950      0       230,941      26,000   654,582       7,500
                             1995  455,385   418,385      0       105,840     105,000   347,849      22,769

F.B. Taylor                  1997  485,385   544,694      0       272,306      20,000         0      65,750
  Vice Chairman,             1996  488,077   461,950      0       230,941      21,000   549,297       7,500
  Chief Investment           1995  407,692   299,615      0       104,580      84,000   290,585      20,385
  Officer

P. K. Napoli                 1997  335,846   321,349      0       160,651      10,000         0      35,000
  Executive Vice             1996  331,154   276,715      0       138,337      10,500   362,537       7,500
  President                  1995  306,077   189,158      0        61,740      30,000   189,223      15,304

J.M. Deignan                 1997  332,000   308,105      0       153,985      10,000         0      34,250
  Executive Vice             1996  331,154   276,715      0       138,337      10,500   300,529       7,500
  President                  1995  307,923   219,708      0        61,740      30,000   203,838      15,396

--------------------------------------------------------------------------------
(1) Each dollar value shown in this column for 1995, 1996 and 1997 reflects the Restricted Units Portion (i.e. 33 1/3%) of a Named Executive Officer's EIP award for that year. Such dollar values for 1997 were converted into Restricted Units, on February 24, 1998, as follows, based on the average of the high and low market prices of a Common Share on that date: Mr. Schwarz -- 5,720 units; Mr. Maurer -- 4,044 units; Mr. Taylor -- 4,280 units; Mr. Napoli -- 2,525 units; and Mr. Deignan -- 2,420 units. A holder of restricted Common Shares is entitled to receive dividends paid on such shares, and a holder of Restricted Units is credited with additional units in respect of dividends that would be paid on the Common Shares underlying his or her Restricted Units. The number and value of the Named Executive Officers' aggregate restricted stock and unit holdings at the end of the Corporation's last fiscal year (December 31, 1997), not including the above-mentioned February 1998 awards, were as follows: Mr. Schwarz -- 10,802 units ($676,470); Mr. Maurer -- 7,588 units ($475,177); Mr. Taylor -- 7,550 units ($473,135); Mr. Napoli -- 4,503 units ($281,990); and Mr. Deignan -- 4,503 units ($281,990).

(2) These amounts reflect the dollar value of awards of Performance Share Units made to the Named Executive Officers under the 1989 Stock Compensation Plan for the performance cycles ended in 1995 and 1996. No awards under the 1989 Stock Compensation Plan were made in 1997 and no further awards will be made in the future.

(3) See following table for identification and amounts of components.

The following table lists "All Other Compensation" paid or accrued to each of the Named Executive Officers.

All Other Compensation

                                      EMPLOYER      EARNINGS ON      12/31/97
                                    CONTRIBUTION     DEFERRED           BEP
                                     TO ESOP(1)      AWARDS(2)     ALLOCATION(3)     TOTAL
          NAME              YEAR        ($)             ($)             ($)           ($)
-------------------------------------------------------------------------------------------
H.M. Schwarz                1997    8,000                0         93,000           101,000
J.S. Maurer                 1997    8,000                0         49,500            57,500
F.B. Taylor                 1997    8,000                0         57,750            65,750
P. K. Napoli                1997    8,000                0         27,000            35,000
J.M. Deignan                1997    8,000                0         26,250            34,250

--------------------------------------------------------------------------------
(1) Represents the amount of the employer contribution made to the ESOP portion of the 401(k) Plan and ESOP on behalf of each of the Named Executive Officers for the year indicated.

(2) Represents that portion of the earnings credited on certain previously deferred incentive plan cash awards which is required to be reported by the rules of the Securities and Exchange Commission.

(3) Represents the allocation credited to the new Benefit Equalization Plan on behalf of each of the Named Executive Officers. See "Retirement Benefits" below.

STOCK OPTIONS. The following table shows options granted during 1997 to the Named Executive Officers including potential gains that these officers would realize under two stock price growth-rate assumptions compounded annually. Under the 5% growth-rate assumption, the indicated values would be realized if the stock price reached $76.97 per share at the end of the option term (10 years from grant). Correspondingly, under the 10% growth-rate assumption, the indicated values would be realized if the stock price reached $122.55 per share.

Option Grants in 1997

                                                                              POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL
                                                                                 RATES OF STOCK PRICE
                                                                                   APPRECIATION FOR
                                        INDIVIDUAL GRANTS                           OPTION TERM(1)
                       ---------------------------------------------------    --------------------------
                                                    EXERCISE
                       NUMBER OF                    PRICE PER
                       SECURITIES   % OF TOTAL        SHARE
                       UNDERLYING    OPTIONS         (MARKET
                        OPTIONS     GRANTED TO      PRICE AT
                        GRANTED    EMPLOYEES IN      DATE OF    EXPIRATION
        NAME              (#)      FISCAL YEAR      GRANT)($)    DATE(2)        5% ($)        10% ($)
--------------------------------------------------------------------------------------------------------
H.M. Schwarz           28,000      4.85%           47.875       02/25/07      814,528        2,091,021
J.S. Maurer            25,000      4.33%           47.875       02/25/07      727,257        1,866,983
F.B. Taylor            20,000      3.47%           47.875       02/25/07      581,805        1,493,587
P.K. Napoli            10,000      1.73%           47.875       02/25/07      290,903          746,793
J.M. Deignan           10,000      1.73%           47.875       02/25/07      290,903          746,793

--------------------------------------------------------------------------------

(1) Annual growth-rate assumptions are prescribed by rules of the Securities and Exchange Commission and do not reflect actual or projected price appreciation of U.S. Trust Corporation Common Shares.

(2) Each option will vest and become exercisable in four equal, cumulative installments on each of the first through fourth anniversary dates of the date of grant (February 25, 1997).

The following table shows the aggregated stock option exercises for each Named Executive Officer in the fiscal year ended December 31, 1997. It also shows the number of vested and unvested unexercised options and the value of vested and unvested unexercised in-the-money options as of December 31, 1997.

Aggregated Option Exercises in 1997 and Year-End Option Values

                                                                NUMBER OF
                                                               SECURITIES                    VALUE OF
                                                               UNDERLYING                   UNEXERCISED
                                                               UNEXERCISED                 IN-THE-MONEY
                                                               OPTIONS AT                   OPTIONS AT
                         SHARES                                YEAR-END(#)                YEAR-END($)(2)
                       ACQUIRED ON        VALUE         -------------------------    -------------------------
        NAME           EXERCISE(#)   REALIZED($)(1)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
H.M. Schwarz                  0                 0            28,750/174,250            1,205,156/6,207,968
J.S. Maurer                   0                 0            21,500/134,500              901,375/4,711,000
F.B. Taylor                   0                 0            17,250/107,750              723,093/3,774,781
P.K. Napoli                   0                 0             8,624/ 41,876              361,507/1,423,330
J.M. Deignan                  0                 0             8,624/ 41,876              361,507/1,423,330
--------------------------------------------------------------------------------------------------------------

(1) Aggregate market value on the date(s) of exercise less aggregate exercise price.

(2) Total value of unexercised options is based on the difference between aggregate market value of U.S. Trust Corporation Common Shares at $62.625 per share, the closing price on December 31, 1997, and aggregate exercise price.

PERFORMANCE GRAPH. The graph below compares the annual change in the cumulative total return on U.S. Trust Corporation Common Shares with the annual change in the cumulative total returns of the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Index, an index currently composed of 66 financial services firms. Effective September 2, 1995, U.S. Trust's securities processing business was sold to The Chase Manhattan Corporation ("Chase") in a transaction (the "Reorganization") that was accomplished by (i) the transfer of U.S. Trust's remaining businesses to "New" U.S. Trust Corporation (the Corporation as it is now constituted), (ii) the spin-off, on a share-for-share basis, of all the shares of "New" U.S. Trust Corporation to the shareholders of "Old" U.S. Trust Corporation (which was the Corporation as it was constituted prior to the Reorganization), and (iii) the merger of "Old" U.S. Trust Corporation into Chase, with the shareholders of "Old" U.S. Trust Corporation receiving .68 of a share of Chase common stock in exchange for each outstanding common share of "Old" U.S. Trust Corporation. The graph assumes an investment of $100 on December 31, 1992 in "Old" U.S. Trust Common Shares, and the reinvestment of all subsequent dividends (including the value of the Chase common stock received in the Reorganization) into the Common Shares of "Old" U.S. Trust and "New" U.S. Trust.

Management believes that, for purposes of showing total return over a five-year period, the financial services firms comprising the Standard & Poor's Financial Index are more comparable to "New" U.S. Trust than would be a group comprised solely of banks.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG U.S. TRUST, S&P 500 AND S&P FINANCIAL INDEX

        MEASUREMENT PERIOD                                                    S&P FINANCIAL
      (FISCAL YEAR COVERED)         U.S. TRUST CORP.         S&P 500              INDEX
1992                                     100.00              100.00              100.00
1993                                     110.00              110.10              111.10
1994                                     138.40              111.50              107.10
1995                                     216.40              153.40              165.10
1996                                     349.90              188.60              223.00
1997                                     561.40              251.50              330.30

* Assumes that (1) the value of the investment in U.S. Trust Common Shares, the S&P 500 Stock Index and the S&P Financial Index was $100 on December 31, 1992, and (2) all dividends, including the value of the Chase common stock received in the Reorganization, were reinvested.

RETIREMENT BENEFITS. The Named Executive Officers participate in the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies (the "Retirement Plan"), a tax qualified defined benefit pension plan. The Retirement Plan provides for payment of an annual pension benefit equal to a percentage (based on the length of a participant's credited service up to a maximum of 35 years) of the participant's average base salary for his highest five consecutive years of base salary during the last ten plan years of employment, reduced by a portion of the participant's annual Social Security benefit. Benefits payable under the Retirement Plan are subject to limitations applicable to qualified plans under the Internal Revenue Code.

The table below shows the annual pension benefit accrued as of December 31, 1997 and the estimated annual pension benefit payable upon retirement as a single life annuity under the Retirement Plan at normal retirement age (65) to the Named Executive Officers:

                                                      ANNUAL RETIREMENT      ANNUAL RETIREMENT
                                                        PLAN BENEFIT            PLAN BENEFIT
                        NAME                           AS OF 12/31/97            AT AGE 65
-------------------------------------------------------------------------------------------------
H.M. Schwarz........................................      $116,000                $121,400
J.S. Maurer.........................................        79,100                 106,900
F.B. Taylor.........................................       116,800                 121,200
P.K. Napoli.........................................        50,400                  85,000
J.M. Deignan........................................        43,800                  74,400
-------------------------------------------------------------------------------------------------

Prior to January 1, 1997, the Corporation's Benefit Equalization Plan ("BEP") provided eligible employees, including the Named Executive Officers, with benefits equal to those that would have been provided under the Retirement Plan but that could not be provided because of the Internal Revenue Code limitations applicable to qualified plans. The BEP was amended effective as of January 1, 1997. The amended BEP ("New BEP") is designed to provide eligible employees with benefits upon retirement (including future allocations under the New BEP) targeted at 80% of the benefits they might have earned under the prior BEP. Eligible employees were given the option to either receive their frozen benefit as of December 31, 1996 under the terms of the prior BEP or to participate in the New BEP. Record-keeping accounts were established as of January 1, 1997 on behalf of each eligible employee who elected to participate in the New BEP. Each participant was credited with a lump sum amount equal to the present value of his or her BEP benefit as of December 31, 1996. Certain participants were also credited with a supplemental amount equal to the difference between 80% of the lump sum present value of the participant's benefit at age 62 under the BEP and the present value of the participant's projected account balance at age 62 under the New BEP.

The following table shows retirement benefits payable to each Named Executive Officer as of December 31, 1996 and the initial account balance as of January 1, 1997 for each of the Named Executive Officers under the New BEP.

                                  TOTAL ANNUAL    RETIREMENT PLAN    BEP ANNUAL      BEP INITIAL
              NAME                  BENEFIT       ANNUAL BENEFIT      BENEFIT      ACCOUNT BALANCE
--------------------------------------------------------------------------------------------------
H. M. Schwarz                       $302,600         $114,600         $188,000       $2,149,758
J. S. Maurer                         158,000           77,000           81,000          306,914
F. B. Taylor                         220,100          115,500          104,600        1,123,764
P. K. Napoli                          67,500           47,600           19,900          129,636
J. M. Deignan                         61,200           40,700           20,500          122,555
--------------------------------------------------------------------------------------------------

Additional allocations will be credited to the New BEP accounts of eligible employees on December 31 of each year based on an amount equal to a specific percentage (based on the participant's age at that time) of the participant's base salary in excess of the Internal Revenue Code compensation limit ($160,000 in 1997). The amounts credited to the Named Executive

Officers are included in "All Other Compensation" in the Summary Compensation Table. The following table shows the specific percentage for each age group:

          CONTRIBUTION
  AGE      PERCENTAGE
----------------------
Under 30         0%
 30-34         2.5%
 35-39         5.0%
 40-44         7.5%
 45-49        10.0%
 50-54        15.0%
 55-59        17.5%
 60-62        20.0%
Over 62       10.0%
----------------------

Twenty-five percent of both the initial account balance and all future allocations made to the New BEP will be allocated to phantom share units ("PSUs"). Each PSU is valued at the average share price of U.S. Trust Corporation Common Shares on the date the allocation is made. Each PSU is credited with dividend equivalents. The remaining 75% is credited with earnings based on one or more investment crediting options selected by the participant. The current investment options available are The Standard & Poor's 500 Index, The Lehman Brothers Government/ Corporate Bond Index, and The IBC's Money Fund Report First Tier Average. At retirement, a participant is paid, in addition to his or her benefit under the Retirement Plan, the value of his or her individual account under the New BEP, partly in cash and partly in U.S. Trust Corporation Common Shares, in either a lump sum or in ten annual installments.

CHANGE IN CONTROL PROVISIONS. The Named Executive Officers participate in various compensation and benefit plans maintained by U.S. Trust, which contain provisions pursuant to which payment of the benefits provided under such plans would be accelerated in the event of a "change in control" of the Corporation (as defined below), unless the Board of Directors otherwise determines prior to the date of the change in control (or not later than 45 days thereafter in certain circumstances). A "change in control" means that any of the following has occurred: (i) 20% or more of the Common Shares have been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation; (ii) there has been a merger or equivalent combination after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Corporation; or (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by the Board of Directors or Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation.

Upon a change in control (a) the restrictions applicable to all restricted stock previously awarded under the 1989 Stock Plan ("Stock Plan") would lapse, and a cash payment would be made for each share of restricted stock equal to the Determined Value (as defined in the Stock Plan) of a Common Share of the Corporation; (b) the non-vested portion of all stock options granted under the 1995 Stock Option Plan and held by current officers or former officers whose employment terminated by reason of retirement would become vested and immediately and fully exercisable; (c) each outstanding but unexercised option under the 1995 Stock Option Plan would be canceled, and the holder thereof would be entitled to receive a cash payment equal to the excess of the Determined Value (as defined in the 1995 Stock Option Plan) of the Common Shares subject to such option over the aggregate purchase price of such Common Shares under the terms of the option; (d) all previously deferred awards of performance share units under the Stock Plan would become immediately payable in the form of a cash payment in an amount equal to the sum of the Interest Portion (as defined in the Stock Plan) of such awards and the Determined Value (as defined in the Stock Plan) of the number of Common Shares of the Corporation corresponding to the number of units included in the Phantom Share Unit Portion (as defined in the Stock Plan) of such awards; (e) all benefit equalization units previously granted under the Stock Plan (a form of phantom share unit) would become immediately payable in the form of a cash payment in an amount equal to the Determined Value (as defined in the Stock Plan) of the number of Common Shares of the Corporation corresponding to the number of benefit equalization units credited to the participant; (f) all awards under the Executive Incentive Plan for the year in which the change in control occurs would be deemed to have been earned in full and to the maximum extent, and would be immediately payable in the form of a cash payment; (g) all Restricted Units (a form of phantom share unit) granted under the Executive Incentive Plan would become immediately vested, and the holders thereof would be entitled to receive a cash payment equal to the Determined Value (as defined in the Executive Incentive Plan) of such Restricted units; (h) the balance of each participant's account under the Executive Deferred Compensation Plan would become immediately payable in a cash lump sum; and (i) the supplemental pension benefits provided for any officer under the New BEP would become immediately payable in a cash lump sum.

The Retirement Plan provides that in the event that the plan is terminated within four years after a change in control, any surplus assets in the plan would be applied (subject to the Internal Revenue Code and tax qualification requirements) to provide pro rata increases in the accrued pension benefits of all qualified participants in the Retirement Plan including the Named Executive Officers.

Under the 1990 Change in Control and Severance Policy for Top Tier Officers, each of the Named Executive Officers would be entitled to receive severance benefits (i) in the event of any such officer's involuntary termination (as defined in such plan) of employment within two years following a change in control or (ii), in the case of a member of the Office of the Chairman, in the event of such officer's voluntary termination of employment within six months following a change in control. Such benefits are payable in cash in an amount equal to the sum of (a) two times such officer's then current annual base salary, (b) two times the average of the highest three of the previous five year's awards to such officer under the Executive Incentive Plan and the 1990 Annual Incentive Plan previously maintained by the Trust Company and (c) 26 times such officer's then current weekly base salary. In addition, if such cash payment, or any benefit payable to such officer upon a change in control, or upon termination of employment following a change in control, under any other plan or agreement described above (a "Change in Control Benefit") would be subject to the excise tax imposed on "excess parachute payments" under section 280G of the Internal Revenue Code, each top tier officer would be entitled to receive, pursuant to the 1990 Change in Control and Severance Policy for Top Tier Officers, a "gross-up" payment in an amount that is intended to make such officer whole, on an after-tax basis, for such excise tax.

The Corporation and the Trust Company have also entered into "Benefit Protection Agreements" with each Named Executive Officer under which such officer would be entitled to receive the Change in Control Benefits that otherwise would be payable to such officers under each of the plans or agreements described above if a change in control occurs, even if the Board of Directors should determine that the transaction in question should not be treated as a change in control for purposes of any one or more of such plans or agreements. Each Benefit Protection Agreement provides for an initial two-year term, with automatic extensions for successive one-year terms unless the Trust Company notifies the Named Executive Officer in writing at least 90 days before the expiration of the term that his Benefit Protection Agreement will not be further extended.

BENEFIT PROTECTION TRUSTS. The Corporation has established the U.S. Trust Corporation Benefits Protection Trust I and the U.S. Trust Corporation Benefits Protection Trust II, and the Trust Company has established the United States Trust Company of New York and Affiliated Companies Executive Benefits Protection Trust for the purposes of assisting the Corporation and the Trust Company in meeting their obligations under certain of the benefit and compensation plans maintained by them. The U.S. Trust Corporation Benefits Trust I also covers benefits payable under the Board Deferred Plan with respect to the "Interest Portion" of a board member's deferred amounts under that plan.

Upon a change in control, the trust funds would be used to make benefit payments to the officers and board members in accordance with the provisions of the applicable plans and the trust agreements. However, prior to payment, all assets held in the trusts will remain subject to the claims of the Corporation's and the Trust Company's respective creditors.

The trusts are intended to be "grantor trusts" under the Internal Revenue Code. No contributions have been made to the trusts to date.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of the Corporation's directors are U.S. Trust customers and some of the directors are officers of corporations or members of partnerships which are U.S. Trust customers. As customers, they have had transactions in the ordinary course of business, including borrowings, all of which were on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. In the ordinary course of business, we use the products or services of a number of organizations with which directors of the Corporation are affiliated as officers or partners and we expect to have similar transactions with such organizations in the future. Mr. Butler, Ms. Grumbach and Mr. Malkin are each partners in law firms that provide certain legal services to us from time to time. We believe that these transactions have been on terms that were at least as favorable to us as would have been available from other service providers.

II RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Coopers & Lybrand L.L.P., certified public accountants, as independent auditors for the year 1998 and a resolution will be presented to the Annual Meeting to ratify the appointment. Coopers & Lybrand L.L.P. have served as independent auditors for U.S. Trust for many years. In their capacity as independent auditors for the year 1997, Coopers & Lybrand L.L.P. performed the following services: audited the consolidated financial statements of the Corporation and of certain of the subsidiaries of the Corporation and the Trust Company, the separate financial statements of the Trust Company's employee benefit plans as required by the Employee Retirement Income Security Act of 1974 and the separate financial statements of the Pooled Pension and Profit Sharing Trust Funds and Discretionary Trust Funds administered by the Trust Company; conducted limited reviews of the quarterly financial information that is reported to shareholders; and conducted special internal accounting control reviews with respect to certain aspects of the Trust Company's trust and fiduciary responsibilities.

Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting with the opportunity to make a statement if they wish to do so. They also will be available to respond to appropriate questions. If the shareholders do not ratify the appointment of Coopers & Lybrand L.L.P., the selection of independent accountants will be reconsidered by the Board.

III MISCELLANEOUS

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Corporation for possible inclusion in the proxy statement and form of proxy relating to the 1999 meeting by November 16, 1998.

Dated: March 16, 1998

Carol A. Strickland
Secretary

U.S. TRUST

Dear Fellow Shareholder:

We have attached your Proxy Card for U.S. Trust's Annual Meeting of Shareholders. Your vote is important, and we urge you to exercise your rights as a shareholder.

This year, you can vote in one of two ways:

1. Call toll free 1-888-457-2962 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                     OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Should you wish to attend, the Annual Meeting will be held on Tuesday, April 28, 1998, at 10:00 a.m. in the first floor auditorium at 114 West 47th Street, New York City.

Thank you for your cooperation and continued support.

H. Marshall Schwarz
Chairman and Chief Executive Officer


--------------------------------------------------------------------------------

U.S. TRUST
                                                          U.S. TRUST CORPORATION

    PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS FOR USE AT THE
           ANNUAL MEETING OF SHAREHOLDERS OF U.S. TRUST CORPORATION,
                           ON TUESDAY, APRIL 28, 1998

The undersigned appoints each of WILLIAM M. THROOP, JR. and JOAN MURTAGH FRANKEL, with full power of substitution, to attend the Annual Meeting of Shareholders or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY/VOTING INSTRUCTION WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

VOTING BY MAIL. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.

VOTING BY TELEPHONE. If you wish to vote by telephone, please follow the instructions on the reverse side.

U.S. TRUST EMPLOYEES. If you are a current or former employee of U.S. Trust and have an interest in Common Shares through the 401(k) Plan and ESOP, your ESOP shares and proportionate interest in the Stock Fund as of February 27, 1998 are shown on this card and your vote (by mail or telephone) will provide voting instructions to the Trustee of the Plan. If no instructions are given, the Trustee will vote the shares pursuant to the terms of the Plan.


PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.

                         CONTINUED ON THE REVERSE SIDE

                               VOTE BY TELEPHONE

                         24 HOURS A DAY, 7 DAYS A WEEK

                      CALL TOLL FREE ON A TOUCH-TONE PHONE

                                 1-888-457-2962

U.S. Trust Corporation offers you the convenience of telephone voting. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone:

-    Have your proxy card in hand. Decide how you wish to vote. Call
     1-888-457-2962.
- You will be asked to enter a Control Number, which is located in the box in the middle of this form.
-    You will hear the following instructions.

     Option # 1: To vote as the Board of Directors recommends on ALL proposals:
                 Press 1

     Option # 2: If you choose to vote on each proposal separately, press 0.
                 You will hear these instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
                 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions
     Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

If you vote by telephone, DO NOT mail back your proxy.

     Call 1-888-457-2962 -- ANYTIME
    There is NO CHARGE for this call.          -----------------------
                                                    CONTROL NUMBER

----------------------------------------------------------------------------
          - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE -
----------------------------------------------------------------------------

    PLEASE MARK YOUR
/X/ VOTE WITH AN X.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 - 2
----------------------------------------------------------------------------
1.   Election of Directors
                                   WITHHELD
                    FOR            FOR ALL

                    / /               / /

     NOMINEE

          01   Samuel C. Butler
          02   Paul W. Douglas
          03   Maribeth S. Rahe
          04   H. Marshall Schwarz
          05   Philip L. Smith
          06   Ruth A. Wooden

          WITHHELD FOR: (Write nominee name(s) in the space provided below)

          -------------------------------------------------------

2.   Appointment of Independent Accountants

                    FOR            AGAINST             ABSTAIN

                    / /              / /                 / /

----------------------------------------------------------------------------
                                 -------------------------------------------
                                        If you vote by telephone as
                                              instructed above,
                                   there is no need to mail back your proxy.
                                  ------------------------------------------


----------------------------------------------------------------------------
SIGNATURE(S)  PLEASE MARK, SIGN, DATE AND RETURN THIS            DATE
              PROXY CARD PROMPTLY USING THE ENCLOSED
              ENVELOPE.

NOTE:         Please sign as your name or names appear above. Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.
                                                             (SEE REVERSE SIDE)